SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                             of 1934




Date of Report (Date of earliest event reported):  February 16, 2001
                                                  ------------------

                          SEMPRA ENERGY
      (Exact name of registrant as specified in its charter)


    California           1-14201           33-0732627
    (State of          (Commission      (I.R.S. Employer
 incorporation or     File Number)     Identification No.
  organization)


101 Ash Street, San Diego, California    92101
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  619-696-2034
                                                  ----------------



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(Former name or former address, if changed since last report.)

                            FORM 8-K

Item 5.  Other Events

     Set forth below is the text of a discussion of recent developments affecting San Diego Gas & Electric Company
(SDG&E), a subsidiary of Sempra Energy, contained in supplemental information distributed in connection with the remarketing from short-term to long-term of City of Chula Vista Industrial Development Revenue Bonds (San
Diego Gas & Electric Company) 1997 Series A. The bonds are supported by a Loan Agreement with SDG&E providing for payments by SDG&E to the City of Chula Vista of amounts sufficient to make payments when due in respect of the bonds.

SDG&E Rate Ceiling and Undercollected Costs

     SDG&E is subject to a legislatively imposed temporary rate ceiling of 6.5 cents/kwh on its cost of electricity that it may pass on to residential and small business customers on a current basis. The rate ceiling continues through the end of 2002 and the California Public
Utilities Commission (CPUC) is authorized to extend the ceiling through the end of 2003 if it determines that it is in the public interest to do so. Legislation has also been introduced that, if enacted, would extend the rate ceiling to SDG&E's larger business customers.

     The legislation imposing the rate ceiling and related decisions of the CPUC specifically affirm SDG&E's right ultimately to recover in rates its prudently incurred costs of purchasing electricity for its customers. The legislation also authorizes the CPUC to adjust the ceiling rate if it finds it is in the public interest to do so following the completion of a CPUC examination of the reasonableness of SDG&E's electricity purchases that is expected to be completed in the third quarter of 2001.

     As a result of the rate ceiling, SDG&E has been unable to pass through to customers the full cost of the electricity that it purchases for them. SDG&E has accumulated the amount that it paid for electricity in excess of the rate ceiling, or "undercollected costs," in an interest bearing regulatory balancing account. These undercollected costs are reflected in SDG&E's financial statements as a non-current asset to be collected in future rates charged to customers.

     In each month since June 2000, when the rate ceiling retroactively became effective, SDG&E received insufficient revenues through the 6.5 cents/kwh rate ceiling to cover its costs of purchasing electricity for customers. Current published prices for future deliveries of electricity suggest that wholesale prices will continue substantially to exceed the ceiling rate. SDG&E's undercollected costs were $254 million at September 30, 2000, and had grown to $447 million at December 31, 2000 and $605 million at January 31, 2001.

     California recently enacted legislation that is intended to halt or substantially slow the growth of cost undercollections by SDG&E and other California investor-owned utilities. Consequently, SDG&E believes that its continued accumulation of undercollected costs will depend primarily upon the effects of this legislation and other legislative and regulatory developments.

Recent Legislation

     On February 1, 2001, the California legislature passed and the Governor signed into law emergency legislation authorizing the California Department of Water
Resources (CDWR) to purchase electricity for resale to all California investor-owned utility retail end-use customers
(including customers of SDG&E) through local utility distribution systems. CDWR electricity purchases are to be financed from revenues derived from the resale of electricity to the utilities' customers and the issuance by the CDWR of up to an estimated $10 billion of revenue bonds supported by these resale revenues.

     The legislation provides for rates for CDWR resales of electricity to be set at levels sufficient to cover the revenue requirements of the CDWR's electricity purchasing program as determined by the CDWR. However, the legislation prohibits the CPUC from increasing residential customer rates for electricity usage of less than 130% of existing "baseline" quantities until the CDWR has recovered its costs of procuring electricity for a utility's customers. The CDWR's authority to contract for additional electricity will expire at the end of 2002 but the expiration of its contracting authority will not affect its authority to sell electricity under contracts entered into prior to that time.

     The legislation contemplates regulatory and other implementing actions by the CDWR and the CPUC that have yet to be taken. Consequently, it is difficult to predict accurately the effect of the legislation on SDG&E and continuing cost undercollections. SDG&E believes, however, that the effect of the legislation will depend largely upon and vary with the extent to which the CDWR replaces
SDG&E as the purchaser of electricity for SDG&E's customers.

     The CDWR has advised SDG&E that it intends to purchase and resell to SDG&E's customers SDG&E's "full net short position," all of the electricity that SDG&E would otherwise purchase for its customers. It began doing so on February 7, 2001.

SDG&E believes that the CDWR's purchase of SDG&E's full net short position would end material growth in SDG&E's cost undercollections. To the extent that the CDWR does not purchase SDG&E's full net short position, SDG&E may be required to begin again making purchases and purchase any shortfall at market prices for resale to its customers at SDG&E's ceiling rate (which remains unchanged by the legislation) with any related undercollections continuing to increase SDG&E's total undercollected costs.

     The California legislature continues to remain in emergency session to address the California energy crisis.
Various other legislative proposals as well as regulatory and other proposals (including those of consumer groups) that would significantly affect the structure of the California investor-owned utility industry, the rates that SDG&E and other investor-owned utilities may charge their customers and the ability of the utilities (including
SDG&E), to purchase electricity for their customers, and to finance and recover undercollected costs have been advanced and additional proposals are likely to be advanced. However, SDG&E will vigorously oppose, through regulatory proceedings and otherwise, any action that does not assure the ultimate and timely collection of its costs of providing electric service.

PX/ISO Billings

     Although it has experienced substantial
undercollections of its costs of purchasing electricity for its customers, SDG&E has nonetheless remained current in paying for its electricity purchases as well as its other payment obligations. However, on February 9, 2001, SDG&E received a "charge-back" billing of $29 million relating to a default by another California utility in paying for power purchased by the other utility from the California Independent System Operator (ISO) from which
SDG&E and other California investor-owned utilities have purchased electricity. SDG&E believes the charge-back is improper under applicable tariffs. SDG&E and other recipients of the charge-back billings have obtained a temporary restraining order preventing their collection pending the outcome of litigation contesting the charges.

     SDG&E may receive additional charge-back billings in respect of defaults in electricity purchase payments by other California utilities in paying for electricity purchased from the ISO and California Power Exchange (PX), from which SDG&E and other California utilities previously also purchased power. It also expects that it may receive billings for its own purchases of electricity from the PX that do not reflect proper compliance by the PX with wholesale price caps ordered by the Federal Energy
Regulatory Commission. SDG&E will contest any such billings to the extent that it believes they are inconsistent with applicable tariffs and orders.

SDG&E Liquidity and Capital Resources

     The rate ceiling has materially and adversely affected SDG&E's revenue collections and its related cash flows and liquidity. SDG&E has fully drawn upon substantially all of its short-term credit facilities. Its ability to access the capital markets and obtain additional financing have been substantially impaired by the financial distress being experienced by other
California investor-owned utilities as well as lender uncertainties concerning California utility regulation generally and the rapid growth of utility cost undercollections.

     Continued purchases by the CDWR for resale to SDG&E's customers of substantially all of the electricity that would otherwise be purchased by SDG&E or dramatic decreases in wholesale electricity prices, favorable action by the CPUC on SDG&E's electric rate surcharge application discussed below and SDG&E access to the capital markets, are required to manage and finance
SDG&E's cost undercollections and enable it to continue to fulfill its public service obligations.

Electric Rate Surcharge Application

     As previously reported, on January 24, 2001, SDG&E applied to the CPUC to implement a 2.3 cents/kwh (subject to adjustment) electric rate surcharge. SDG&E requested that the surcharge become effective on an interim basis on March 1, 2001, and on a permanent basis on October 1, 2001. The surcharge is intended to provide SDG&E with access to financing by managing the growth of its cost undercollections and providing for the amortization of the undercollections in customer rates. As discussed above, the legislation imposing SDG&E's rate ceiling and related
CPUC decisions specifically affirm SDG&E's right ultimately to recover its prudently incurred costs of purchasing electricity for its customers. However, SDG&E cannot predict when the CPUC will act on its electric rate surcharge request, whether any surcharge will be authorized at all, or if any authorized surcharge would be sufficient to enable SDG&E to obtain any necessary financing..

                      _____________________


     This report contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation
Reform Act of 1995. The words "estimates," "believes,"
"expects," "anticipates," "plans," "intends," "may" and
"should" or similar expressions, or discussions of strategy or plans are intended to identify forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future results may differ materially from those expressed in the forward-looking statements.

     Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others, local, regional, national and international economic, competitive, political, legislative and regulatory conditions, actions by the CDWR, the CPUC, the California legislature and the Federal Energy Regulatory Commission;
the financial condition of other investor-owned utilities;
inflation rates and interest rates; energy markets, including the timing and extent of changes in commodity prices; weather conditions; business, regulatory and legal decisions; the pace of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company. Readers are cautioned not to rely unduly on forward-looking statements and are urged to review and consider carefully the risks, uncertainties and other factors which affect the company's business described in this report and other reports filed by the company from time to time with the Securities and Exchange Commission.


Item 7.  Financial Statements And Exhibits.

None.





                            SIGNATURE

Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         SEMPRA ENERGY
                         (Registrant)

Date: February 16, 2001     By:    /s/ F. H. Ault
                               -------------------------
                                   F. H. Ault
                                   Vice President and
                                   Controller